Exhibit 107
Calculation of Filing Fee Tables
Form
F-10
(Form Type)
Bell Canada and BCE Inc.
(Exact Name of Registrant as Specified in Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee

Fees to be paid	Debt	Debt Securities of Bell Canada	(1)	(1)	(1)	(1)	0.00015310	(1)

	Other	Guarantees of BCE Inc. of Bell Canada Debt Securities	(1)(2)	—	—	—	—	(1)(2)

Fees previously paid	—	—	—	—	—	—	—	—

Total Offering Amounts						(1)	—	(1)

Total Fees Previously Paid								N/A

Total Fee Offsets								N/A

Net Fee Due								US$0

(1)
Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus inc lu
ded in this Registration Statement, to which this exhibit is attached, is a combined prospectus relating to this Registration Statement and to the
Co-Registrants’
registration statement on Form
F-10
(File Nos.
333-279247-01
and
333-279247),
which became effective on May 10, 2024 (the “Prior Registration Statement”), relating to such indeterminate number of debt securities of Bell Canada and guarantees of BCE Inc. of Bell Canada debt securities as shall have an aggregate initial offering price not to exceed US$6,000,000,000, all of which remains unsold under the Prior Registration Statement. No separate registration fee is payable with respect to the amount of such securities, as such amount of securities was previously registered on the Prior Registration Statement.

(2)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the g uarantees.
Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Debt	Debt Securities of Bell Canada	(1)	US$6,000,000,000	F-10	333-279247-01	May 10, 2024

Other	Guarantees of BCE Inc. of Bell Canada Debt Securities	(1)(2)	—	F-10	333-279247	May 10, 2024

(1)
Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement, to which this exhibit is attached, is a combined prospectus relating to this Registration Statement and to the
Co-Registrants’
Prior Registration Statement, relating to such indeterminate number of debt securities of Bell Canada and guarantees of BCE Inc. of Bell Canada debt securities as shall have an aggregate initial offering price not to exceed US$6,000,000,000, all of which remains unsold under the Prior Registration Statement. No separate registration fee is payable with respect to the amount of such securities, as such amount of securities was previously registered on the Prior Registration Statement.

(2)	Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guar an tees.